EXHIBIT 99.1

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Total Entertainment, Inc. (the "Registrant") on Form 10-QSB for the fiscal year ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof, we, Sandy
J. Masselli, Jr., Chairman and Chief Executive Officer, Mitchell H. Brown, President and Chief Operating Officer and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date: 19 November 2002                 By /s/ SANDY J. MASSELLI, JR.
                                          --------------------------------------
                                          Chief Executive Officer,
                                          Chairman & Director


Date: 19 November 2002                 By /s/ MITCHELL H. BROWN,
                                          --------------------------------------
                                          President, Chief Operating Officer
                                          & Director


Date: 19 November 2002                 By /s/ RICHARD B. DAVIS
                                          --------------------------------------
                                          Chief Financial Officer & Director

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